                                                                   EXHIBIT 10.29


                                                          Execution Copy
                                                          --------------


                           ASSET PURCHASE AGREEMENT
                           ------------------------

          This Asset Purchase Agreement (this "Agreement"), dated as of April
                                               ---------
19, 2001, is made and entered into by and between Four Star Lighting, Inc., a New York corporation ("Seller"), and Four Star Acquisition Company, LLC, a
                       ------
Delaware limited liability company ("Buyer").
                                     -----

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, Seller desires to sell, assign, transfer and convey to Buyer the assets and liabilities (other than the Excluded Assets and the Excluded Liabilities (each as hereinafter defined)) of Seller's New York-based theatrical and industrial lighting business, as presently conducted (the "Business"), upon
                                                               --------
the terms and subject to the conditions of this Agreement; and

          WHEREAS, Buyer desires to purchase and assume from Seller such assets and liabilities upon the terms and subject to the conditions of this Agreement; and

          WHEREAS, Seller is a debtor under title 11 of the United States Code (the "Bankruptcy Code") in a chapter 11 case (the "Case") now pending before the
      ---------------                              ----
United States Bankruptcy Court for the Central District of California, San Fernando Valley Division (the "Court");
                               -----

          NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, terms and conditions contained herein, and in order to set forth the terms and conditions of the sale, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                          SALE AND PURCHASE OF ASSETS

1.1. Purchase and Sale. On the terms and subject to the conditions of this
     -----------------
Agreement, at the Closing, Seller shall assume pursuant to the Bankruptcy Code the Assigned Contracts (as hereinafter defined) and shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the right, title and interest of Seller in, to and under, the Purchased Assets (as hereinafter defined) for (i) $12,650,000 (the "Purchase Price") and
                                                          --------------
(ii) the assumption of the Assumed Liabilities (as hereinafter defined).

1.2. Purchased Assets and Excluded Assets.
     ------------------------------------

     (a)  Purchased Assets.  The term "Purchased Assets" means the tangible and
          ----------------             ----------------
intangible assets, goodwill, rights and interests of and owned by Seller of any nature whatsoever as of the Closing (as hereinafter defined) that are Related to the Business (as hereinafter defined), including, without limitation, the following, but excluding therefrom the Excluded Assets:

          (i) all of Seller's right, title and interest in the fixtures and improvements placed, constructed or installed on the real property commonly known as 30 Warren Place, Mount Vernon, New York;

          (ii) all inventories of lighting equipment, spare parts and other supplies held at the premises known as 30 Warren Place, Mount Vernon, New York or at 718 South Fulton Avenue, Mount Vernon, New York (collectively the "Leased
                                                                         ------
Real Property") or Related to the Business including, without limitation,
-------------
lighting equipment, spare parts, disposables and other supplies located at the Leased Real Property, in transit, or at the location of a customer or other person pursuant to a Rental Contract (as hereinafter defined) or otherwise;

          (iii) all furniture, fixtures, equipment, machinery, furnishings, motor vehicles, computers, office equipment, tools and other articles of personal property that are Related to the Business;

          (iv) all expendable supplies, spare parts and other supplies and office and other supplies;

          (v) all contracts, leases, subleases, indentures, licenses, agreements, commitments, bids, quotes, proposals, purchase orders and sales orders, non-competition agreements and dealership agreements ("Contracts") that
                                                               ---------
are listed in Schedule1.2(a)(v), subject to the provisions of Section 1.3;
              -----------------                               -----------

          (vi) all right, title and interest of Seller under Contracts pursuant to which the Business rents equipment to its customers and other lighting businesses ("Rental Contracts"), which include Contracts pursuant to
                      ----------------
which the Business subrents equipment from others for purposes of fulfilling its Contracts to rent equipment to its own customers and those Contracts that are listed in Schedule1.2(a)(vi) (which schedule will be updated not more than three
          ------------------
and not less than one Business Day prior to the Closing Date). The Contracts listed on Schedule 1.2(a)(v) and the Rental Contracts shall be referred to
          ------------------
herein from time to time as the "Assigned Contracts";
                                 ------------------

          (vii) all accounts receivable of Seller that remain outstanding as of the Closing Date (as hereinafter defined);

          (viii) all trademarks, including all trade names, business names, service marks, and trade dresses incorporating "Four Star," "Four Star Lighting," "Four Star Stage Lighting," or "Four Star" logos, it being understood that the Business is conducted under the trade names "Four Star Lighting" as well as "Four Star Stage Lighting" (the "Names");
                                         -----
          (ix) all rights, claims, credits, suits, actions, demands, hearings, proceedings, judgments, orders, injunctions, writs, awards, decrees and rulings of any federal, state, local or foreign government or court of competent jurisdiction, administrative agency, commission, or other governmental or regulatory authority or instrumentality ("Governmental Entity") to the extent
                                          -------------------
relating to any Purchased Asset or any Assumed Liability, including any such items arising under guarantees, warranties, indemnities and similar rights in favor of Seller in respect of any Purchased Asset or any Assumed Liability;

          (x)    subject to Section 1.2(b)(vi), all books of account, ledgers,
                            ------------------
financial, accounting and Tax (as hereinafter defined) records and all general and personnel records, files, invoices, reports, billing records, and customer and supplier correspondence (the "Records") that are Related to the Business, in
                                  -------
all cases in any form or medium and any computer software used to generate or maintain the Records. The term "Tax" as used herein shall mean any and all
                                ---
federal, state, local or foreign income, sales, use, transfer, payroll, unemployment, Social Security, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon;

          (xi) all sundry items, including telephone numbers (to the extent assignable), key and lock combinations and passwords which are necessary to Buyer's use of the Purchased Assets in the ordinary course of business;

          (xii) to the extent assignable, all licenses and permits of Seller that are Related to the Business (and not otherwise covered by Section
                                                               -------
1.2(a)(i));
----------

          (xiii) all goodwill generated by, associated with or attributable to the Business;

          (xiv) all information, regardless of the medium, if any, in which such information is contained, Related to the Business, including, without limitation, all copyrights, trade secrets, customers lists, suppliers' lists, other distribution and mailing lists, price lists, techniques, methods, processes or technology used by Seller in the manufacture, sale or distribution of any product or provision of any service and all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials and the Seller's right to enforce any confidentiality or similar obligation related thereto; and

          (xv) to the extent assignable by Seller to Buyer, property damage, but NOT liability, insurance coverage under Seller's insurance policies and insurance contracts covering any loss or damage to any of the Purchased Assets that occurred at any time between April 7, 2000 and the Closing Date together with any claim, action or other right Seller may have for insurance coverage under such policies and contracts that relates to any loss or damage to any Purchased Assets that occurred at any time between April 7, 2000 and the Closing Date, and, regardless of whether or not such claims or coverage are assignable, any proceeds received from any such policy or contract after the Closing (it being understood that insurance coverage for, and claims relating to, any Excluded Assets are being retained by Seller).

     (b)  Excluded Assets.  The term "Excluded Assets" means:
          ---------------             ---------------

          (i) all assets of Seller, wherever located, that are not Related to the Business, including, but not limited to, all assets of Seller that are used or held for use primarily in the operation or conduct of Seller's Los Angeles-based operation;

          (ii) all cash, bank accounts, certificates of deposit and other similar items of Seller existing on the Closing Date (it being understood that all cash flow prior to the Closing shall accrue to Seller); all deposits under the leases covering the Leased Real Property; all deposits with utility companies or for utility services; and all deposits and advance rentals made by customers of Seller that are NOT related to one or more Assigned Contracts (it being understood that deposits and advance rental payments related to one or more Assigned Contracts constitute Purchased Assets and Assumed Liabilities);

          (iii) all of Seller's (and its bankruptcy estate's) causes of action, including, but not limited to, avoidance and other causes of action arising under Bankruptcy Code Sections 510, 541 (except to the extent any such cause of action constitutes a Purchased Asset as set forth in Section 1.2(a)(ix)) or
                                                     ------------------
under Bankruptcy Code Sections 547, 548, 549, 550 and 553;

          (iv)   in addition to the provisions of Section 1.2(b)(iii), all of
                                                  -------------------
Seller's (and its bankruptcy estate's) rights, claims, credits, suits, actions, demands, hearings, proceedings, judgments, orders, injunctions, writs, awards, decrees and rulings of any Governmental Entity to the extent relating to any Excluded Asset or any Excluded Liability, including, but not limited to, (A) any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Seller in respect of any Excluded Asset or any Excluded Liability, and (B) any counterclaims, offset rights, rights to recoupment and other defenses available to Seller in respect of Seller's obligations and liabilities to its lenders and creditors (other than Buyer and Buyer's affiliates), such as (1) ING Equity Partners, L.P. I, and (2) the lenders under the Amended and Restated Credit Agreement dated as of April 1, 1998, by and among Seller, Matthews Studio Equipment Group ("Matthews"), the
                                                             --------
other borrowers named therein, the guarantors named therein, the lenders named therein and The Chase Manhattan Bank, as agent for the lenders named therein, as such agreement is modified or supplemented from time to time;

          (v) all refunds of Taxes and insurance premiums with respect to the Business for any period ending on or prior to the Closing Date, and all prepayments of Taxes or insurance premiums made by Seller for any period beginning prior to the Closing Date but ending subsequent to the Closing Date;

          (vi) (A) all Records of Seller which Seller is required by any federal, state, local, foreign or other applicable statute, law, ordinance, rule or regulation ("Law") to retain, (B) all Records prepared in connection with the
                ---
sale of the Business to Buyer, (C) all financial and Tax Records relating to the Business that either (1) form part of Seller's general ledger or (2) relate to Tax periods which commenced prior to the Closing Date, and (D) all stock Records, minute books and other corporate Records of Seller; provided, that Buyer shall be entitled to make and retain copies of any such documents it may reasonably request (it being understood that documents which are subject to attorney-client communication privilege or attorney work-product privilege shall not be available to Buyer);

          (vii) any and all rights or interests in or to any tangible or intangible assets or property of (A) Matthews Studio Electronics, Inc., a California corporation, (B) ShowbizMart.com Inc., a Delaware corporation, (C) Duke City Video, Inc., a New Mexico corporation ("DCV"), (D) Hollywood Rental
                                                  ---
Company, LLC, a Delaware limited liability company ("HRC"), (E) Matthews
                                                     ---
Acceptance Corporation, a California corporation, (F) Matthews Studio Sales, Inc., a California corporation ("MSSI"), (G) HDI Holdings, Inc., a Kentucky
                                 ----
corporation ("HDI"), (H) Matthews Studio Group Centers, Inc., a California
              ---
corporation or (I) Matthews, or (J) their respective bankruptcy estates (including, without limitation, rental equipment, accounts receivable, furniture, fixtures, equipment (including computer hardware used to generate and/or maintain Records), cash, trademarks not described in

Section 1.2(a)(viii) (such as "HRC," "Hollywood Rental," "Expendable Supply
--------------------
Store," "ESS," "Olesen," "HDI," "Matthews" or any name or logo incorporating any such trademark), computer software (including software used to generate and/or maintain Records), non-compete covenants, stock ownership in subsidiaries, claims, causes of action, offset rights, rights to recoupment, defenses, Records and rights to refund);

          (viii) without limiting the generality of the provisions of Section
                                                                      -------
1.2(c)(vii), (A) any assets sold to E.F. Nettmann & Associates, Inc., a
-----------
California corporation ("Nettmann Inc."), whether tangible or intangible,
                         -------------
pursuant to that certain Asset Purchase Agreement dated as of October 11, 2000, among Matthews, Matthews Studio Electronics, Inc. and Nettmann Inc., (B) any assets sold pursuant to that certain Asset Purchase Agreement dated as of December 5, 2000, among Matthews, HRC, HDI, MSSI and Hollywood Rentals Production Services, LLC, (C) any assets sold pursuant to that certain Equipment Purchase Agreement dated December 28, 2000 between DCV and Monarch Beads & Glass Inc., dba Monarch Broadcast Services, and (D) the debts of D R & A, Inc. and Jonas Jensen Studios, Inc. evidenced by certain promissory notes dated as of March 31, 1999, as more particularly described in Schedule 1.2(b)(viii); and
                                                  ---------------------

          (ix) any non-competition agreements or covenants of Seller which (i) are not assignable as a matter of law and are only assignable if such Contracts are assumed by Seller and assigned to Buyer and (ii) Buyer does not elect to assume such Contracts as Assigned Contracts in accordance with this Agreement, in which case such agreements and covenants shall be Excluded Assets.

          For purposes of this Agreement, the term "Related to the Business"
                                                    -----------------------
means in the case of any Purchased Assets, used primarily in, or held for use primarily in, the operation or conduct of the Business as operated or conducted by Seller during the period ending on the Closing Date.

1.3. Assumption of Certain Liabilities.
     ---------------------------------

     (a)  Assumption on Closing.  At, and effective as of, the Closing Date,
          ---------------------
Buyer shall accept, assume and comply with all liabilities and obligations of Seller under each Assigned Contract (the liabilities and obligations being assumed by Buyer being collectively referred to herein as the "Assumed
                                                               -------
Liabilities"). Without limiting the generality of the foregoing, the Assumed
-----------
Liabilities shall include the obligations and liabilities of Seller under the Assigned Contracts (including any Contracts added pursuant to Section 1.3(c)),
                                                              --------------
whether existing prior to or after the Closing Date, including, but not limited to, obligations to make payments or to take any other actions to cure any defaults on the part of Seller under the Assigned Contracts under Bankruptcy Code Section 365, subject, however, to the provisions of Section 1.3(d).
                                                         --------------
Following the Closing, Buyer shall perform and satisfy, and shall be solely responsible for, the Assumed Liabilities, and waives any right to seek reimbursement from Seller or its affiliates for or on account of the Assumed Liabilities. Other than the Assumed Liabilities, Buyer does not assume and shall in no event be liable for any liabilities, debts or obligations of Seller, whether accrued, absolute, matured, contingent or otherwise (and those liabilities which are not Assumed Liabilities shall be "Excluded Liabilities").
                                                        --------------------

     (b)  Employee and Agent Obligations.  Buyer is not assuming hereby any
          ------------------------------
liabilities of any nature whatsoever to any present or former employee, agent or consultant of Seller including, without limitation, any employee wage, salary, bonus, benefit, vacation pay, payroll Tax or severance liability. Buyer has advised Seller that Buyer is not assuming any collective bargaining agreements.

     (c)  Additional Assigned Contracts.  Buyer may include additional
          -----------------------------
Contracts of Seller which have been disclosed to Buyer prior to the date hereof as Assigned Contracts, so long as Buyer shall give written notice thereof to Seller on or before the date of the Court's entry of the Bidding Procedures Order (as hereinafter defined). If Buyer provides such written notice on a timely basis, Seller shall be entitled to update Schedule 3.2(e)(iii)
                                                 --------------------
accordingly.


     (d)  Cure Amounts.  With respect to the Assigned Contracts (including any
          ------------
Contracts added pursuant to Section 1.3(c)), Seller, and not Buyer, shall be
                            --------------
responsible for any amounts in excess of $30,000 required to cure any defaults under the Assigned Contracts, up to a maximum of $130,000 (i.e., Seller's obligation to cure is capped at $100,000). In the event the Sale Order (as defined herein) includes a finding that more than $130,000 are required to cure defaults under the Assigned Contracts (including any Contracts added pursuant to
Section 1.3(b)), Seller shall have the right not to proceed to a Closing but
--------------
instead to terminate this Agreement, without further liability under this Agreement, unless Buyer shall have given written notice to Seller, by no later than 5:00 p.m. Pacific Time on the Business Day immediately following the date on which the Sale Order is entered, that Buyer has elected to be responsible for all amounts in excess of $130,000 stated in the Sale Order to be necessary to cure defaults under the Assigned Contracts. Subject to the preceding two sentences, Buyer shall be responsible for tendering, on the Closing Date, to parties under the Assigned Contracts (including any Contracts added pursuant to
Section 1.3(c)), the consideration necessary to cure any defaults thereunder.
--------------

     (e)  Leased Real Property.  Notwithstanding Section 1.3(c), Buyer has
          --------------------                   --------------
notified Seller that the Assigned Contracts and the Purchased Assets shall exclude those certain leases covering the Leased Real Property. Such leases shall be Excluded Assets and Excluded Liabilities.

1.4. Deposit.  Concurrently with the parties' execution of this Agreement, Buyer
     -------
shall deposit the amount of Six Hundred Fifty Thousand Dollars ($650,000) as a deposit toward the Purchase Price, which amount shall be held and disbursed in accordance with the terms of this Agreement. The $650,000 amount deposited by Buyer shall not constitute property of Seller's estate (within the meaning of 11 USC Section 541) and shall be held in a segregated interest bearing account of Seller at City National Bank (the "Bank Account").
                                   ------------

     (a)  Before BPO.  The Bank Account shall require the signature of two
          ----------
signatories for any transaction relating to the $650,000 amount and any and all interest accrued thereon (collectively, the "Deposit"). Seller is entitled to
                                             -------
designate (and to substitute another person for Seller's designee) one signatory on the Bank Account, and Buyer is entitled to designate (and to substitute another person for Buyer's designee) the other signatory.

     (b)  After BPO.  Promptly following the Court's approval of the Bidding
          ---------
Procedures Order confirming that the Deposit shall be disbursed in accordance with the Bidding Procedures Order, Buyer (and if applicable, Seller) shall take such actions and shall execute such documents as may be necessary or appropriate to provide that the Bank Account shall have only one signatory and that Seller, and not Buyer, shall have the right to designate (and to substitute another person for Seller's designee) such sole signatory.


                                  ARTICLE II

                                  THE CLOSING

2.1. The Closing.  The closing (the "Closing") of the transactions provided for
     -----------                     -------
in this Agreement shall be held at the offices of Kasowitz, Benson, Friedman & Torres LLP in the City of New York (unless the parties hereto otherwise agree in writing) on the Closing Date.

2.2. Closing Date; Business Day.  The Closing shall be held on the 3rd Business
     --------------------------
Day (as hereinafter defined) after the conditions set forth in Article VI shall
                                                               ----------
have been satisfied or waived (the "Closing Date"), but in no event later than
                                    ------------
June 8, 2001 (the "Outside Date"). If the Closing shall not have occurred on or
                   ------------
before the Outside Date, this Agreement shall terminate in accordance with
Section 7.2, unless the parties hereto shall agree otherwise in writing. The
-----------
term "Business Day" as used herein shall mean any day other than a Saturday, a Sunday or any other day on which banks in the State of New York are required or authorized to be closed.

2.3. Deliveries at the Closing.
     -------------------------

     (a)  Deliveries by Buyer.  At the Closing, Buyer will deliver, or cause to
          -------------------
be delivered, to Seller:

          (i) a payment, by one or more wire transfers to such bank accounts designated in writing by Seller (such designation to be made at least 2 Business Days prior to the Closing Date) in immediately available funds, in an amount equal to the Purchase Price less the amount of the Deposit;

          (ii) all such executed agreements and other instruments as may be reasonably required by Seller for the effective assumption by Buyer of the Assumed Liabilities and the Assigned Contracts (including evidence reasonably satisfactory to Seller that Buyer has tendered the amounts necessary to cure defaults under the Assigned Contracts) together with such instruments and certificates as may be reasonably required by Seller to carry out the parties' intent under this Agreement;

          (iii) a certificate executed by Buyer's duly authorized officer, certifying to the matters set forth in Sections 6.2(c) and 6.2(d) hereof;
                                       ---------------     ------

          (iv) a certificate of a duly authorized officer of Buyer, certifying to the due authorization of the transactions contemplated hereby by Buyer;

          (v)    Advance payment for Buyer's obligations under Section 5.6, in
                                                               -----------
the amount set forth in the Estimated Bill (as hereinafter defined), in the form of a check (the "Advance Payment");
                 ---------------

          (vi)    a release in the form attached hereto as Exhibit A;
                                                           ---------

          (viii) all other documents, instruments and writings to be delivered by Buyer at or prior to the Closing pursuant to this Agreement.

     (b)  Seller's Deliveries.  At the Closing, Seller will deliver, or cause to
          -------------------
be delivered, to Buyer:

          (i) all appropriate bills of sale, assignments and other transfer documents as may be reasonably required by Buyer to validly transfer title to the Purchased Assets to Buyer, together with such instruments and certificates as may be reasonably required by Buyer to carry out the parties' intent under this Agreement;

          (ii) a certificate executed by Seller's duly authorized officer, certifying to the matters set forth in Sections 6.1(b) and (c) hereof;
                                       ---------------     ---

          (iii) a certificate of a duly authorized officer of Seller, certifying to the due authorization of the transactions contemplated hereby by Seller;

          (iv)    an entered copy of the Sale Order;

          (v) a bill from Seller of the amount which Seller estimates will be due from Buyer pursuant to Section 5.6 (the "Estimated Bill");
                              -----------       --------------

          (vi)    a release in the form attached hereto as Exhibit B; and
                                                        ---------

          (vii) all other documents, instruments and writings to be delivered by Seller at or prior to the Closing pursuant to this Agreement.

2.4. Benefit; Risk of Loss.  Upon consummation of the Closing, Buyer will
     ---------------------
receive the benefits of the Purchased Assets and accrue the obligations of the Assumed Liabilities (and Assigned Contracts) from and after 12:01 a.m. on the Closing Date and as of such time, the risk of loss of the Purchased Assets shall be deemed transferred from Seller to Buyer.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties by Buyer.  Buyer represents and warrants to,
     ---------------------------------------
and agrees with, Seller as follows:

     (a)  Organization, etc.  Buyer is a limited liability company, validly
          -----------------
existing and in good standing under the laws of the State of Delaware, with full power and authority to own all of its property and assets and to carry on its business as it is now being conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property makes such qualification necessary.

     (b)  Authority Relative to Agreement.  Buyer has the limited liability
          -------------------------------
company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action or proceedings. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms.

     (c)  Non-Contravention.  The execution and delivery of this Agreement by
          -----------------
Buyer do not, and the consummation by Buyer of the transactions contemplated hereby will not, violate any provision of its charter documents, or violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Buyer or any of its properties or assets (real, personal or mixed, tangible or intangible) are bound.

     (d)  Consents, etc.  Buyer has obtained all consents, approvals, licenses,
          -------------
permits, orders and authorizations (each, a "Consent") of any Governmental
                                             -------
Entity or other person necessary for Buyer's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     (e)  AS IS Sale.  Buyer understands that except as specifically set forth
          ----------
in this Agreement, Seller makes no representation or warranty, express or implied, and that the Purchased Assets, the Assumed Liabilities and the Business being transferred to Buyer are to be conveyed hereunder "AS IS, WHERE IS" on the Closing Date, and in their then present condition. In entering into this Agreement, Buyer is relying upon Buyer's own due diligence investigation and examination of the Purchased Assets and the Assumed Liabilities, which investigation and examination have been completed to Buyer's satisfaction as of the date hereof. In any event, except as otherwise set forth in this Agreement, Seller makes no warranty of merchantability, suitability or fitness for a particular purpose or quality, with respect to any of the tangible Purchased Assets being so transferred, or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. Without limiting the generality of the foregoing, Buyer understands that Seller is not warranting or guaranteeing:

          (i)     the collectability of Seller's accounts receivables;

          (ii) the absence of claims against or liabilities of Seller for hazardous material or substance matters, or the absence of conditions at real property occupied by Seller which may constitute a violation of hazardous material or substance related Laws;

          (iii) that the Names do not infringe on any other person's intellectual property rights; or

          (iv) the absence of offsets or counterclaims against the non-compete covenants that are part of the Purchased Assets.

     (f)  Financing.  By no later than one day prior to the hearing before the
          ---------
Court for the approval of the transactions contemplated by this Agreement, and continuing until and through the Closing Date: (i) Buyer will have sufficient cash and/or committed credit facilities (and will have provided Seller by no later than one day prior to such hearing with evidence thereof) to pay the Purchase Price and to make all necessary payments of fees and expenses in connection with the transaction contemplated under this Agreement; and (ii) Buyer (A) will be financially solvent, (B) will have the financial capability to consummate and perform the transactions contemplated by this Agreement, and (C) will have the financial capability to duly and timely perform and discharge all Assumed Liabilities.

3.2. Representations and Warranties by Seller.  Seller represents and warrants
     ----------------------------------------
to, and agrees with, Buyer as follows:

     (a)  Organization.  Seller is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of New York, with full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

     (b)  Authority Relative to Agreement.  Subject to approval of the Court,
          -------------------------------
Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the Closing, the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will have been duly authorized by all necessary corporate action or proceeding. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms.

     (c)  Non-Contravention.  The consummation of the transactions contemplated
          -----------------
hereby will not violate any provision of Seller's certificate of incorporation or by-laws.

     (d)  Consents, etc.  As of the Closing Date, Seller shall have obtained all
          -------------
Consents of any Governmental Entity necessary for Seller's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     (e)  Knowledge Representations.  The representations made below are limited
          -------------------------
to Seller's Knowledge (as hereinafter defined). The term "Knowledge" and  words
                                                          ---------
of similar import (such as "Known") means the ACTUAL knowledge of Ellen Gordon
                            -----
and the ACTUAL knowledge of John Walters of the matters set forth in this
Section 3.2(e). It is understood that Ellen Gordon and John Walters
--------------
collectively have no personal knowledge of any matters covered by Section 3.2(e)
                                                                  --------------
for the time period preceding January 12, 2001, and that any knowledge they may have in respect of such prior period is based on documents and records that they have actually reviewed and verbal information that they have actually received from others.

          (i)  Conduct of Business --

                    (A) Since April 6, 2000, the Business has been conducted in the ordinary course of business, except due to restrictions imposed on Seller by the Court, the Bankruptcy Code and the rules promulgated or adopted under the Bankruptcy Code and except as set forth on Schedule 3.2(e)(i)(A) attached hereto.
                             ---------------------

                    (B) Since April 6, 2000, there has not been any material
               adverse change affecting the Business or the Purchased Assets, including, without limitation, any change in the billing or collection practices of Seller, except to the extent caused by or related to Seller being a debtor in possession under the Bankruptcy Code, such as the financial distress generally experienced by debtors in possession and such changes in billing and collection practices necessitated thereby, and except as described on Schedule 3.2(e)(i)(B) attached hereto (with the
                            ---------------------
               items described on such Schedule being referred to herein as the "Interim Changes").
                ---------------

                    (C) Since April 6, 2000, there has not been any damage,
               destruction or loss, exceeding $50,000 in the aggregate, whether or not covered by insurance, affecting any of the tangible Purchased Assets, other than normal wear and tear and other than as set forth on Schedule 3.2(e)(i)(C).
                               ---------------------

                    (D) Since January 15, 2001, except as set forth on Schedule
                                                                       --------
               3.2(e)(i)(D), there has not been any increase in the compensation
               ------------
               paid or payable or to become payable by Seller to any of its employees, or any bonus payment or material arrangement made to or with any of them, which is material in any one case, or in the aggregate.

                    (E) Since April 6, 2000, there has not been any mortgage,
               pledge or subjection to any lien, charge, or encumbrance of any kind of any of the Purchased Assets, other than those Liens (as hereinafter defined) of which the Purchased Assets will be sold free and clear pursuant to the Sale Order.

                    (F) Since April 6, 2000, there has not been any sale,
               assignment, license or transfer by Seller of any trademarks, trade names, copyrights, licenses, computer software programs or other intangible assets used in connection with the use of the Purchased Assets.

                    (G) Since April 6, 2000, there has not been any write-down of the value of any inventory, or write-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs made in the ordinary course of business, consistent with past practice.

                    (H) Since April 6, 2000, there has not been any amendment or termination of any Assigned Contract other than in the ordinary course of business or as disclosed on Schedule 1.2(a)(v).
                                                      ------------------

          (ii) Title --

                    (A) Seller has good, marketable and exclusive title to and undisputed possession (subject to the rental by Seller of rental inventory in the ordinary course of business) of all of its real and tangible personal property and improvements included among the Purchased Assets, and subject to the obtaining of the Sale Order, free and clear of all claims (including claims of taxing authorities), liens and encumbrances, including encumbrances of taxing authorities (collectively, "Liens").
                               -----

                    (B) Except as set forth on Schedule 3.2(e)(i)(A) attached
                                               ---------------------
               hereto, all of the tangible personal property and improvements included among the Purchased Assets are in good condition, ordinary wear and tear excepted (it being understood that the term "ordinary" is to take into account the manner in which the rental inventory is customarily used in Seller's industry, and that much of the Purchased Assets which are subject to Rental Contracts are and have been in the possession of Seller's customers (and are not and have not been in Seller's possession) for a significant amount of time), and are otherwise in such condition and repair so that Seller can use such Purchased Assets for their intended use in accordance with all applicable federal and state laws.

                    (C) The real and tangible personal property and improvements included among the Purchased Assets that are of an insurable character are and will be insured through the Closing Date in amounts adequate to replace or repair any casualty or other physical loss to any of such Purchased Assets.

                    (D) Since April 6, 2000, no equipment or other tangible
               assets used in the operations of the Business have been removed from the Business, except in the ordinary course of business and except as disclosed in Schedule 3.2(e)(i)(C).
                                      ---------------------

         (iii) Seller has given Buyer complete access to all copies of all written contracts, leases, agreements and other commitments which are Known to Seller to constitute or evidence the Assigned Contracts. Except as set forth on
Schedule 3.2(e)(iii) attached hereto, the Assigned Contracts are not subject to
--------------------
any oral agreements, modifications, addenda or other understandings of any kind or nature. There are no defaults on the part of Seller under the Assigned Contracts other than as disclosed in Schedule 3.2(e)(iii), and no default exists
                                     --------------------
on the part of any other party to the Assigned Contracts, other than as disclosed in the schedules to this Agreement.

         (iv)  Schedule 3.2(e)(iv) sets forth a description of all employee
               -------------------
benefit programs and plans maintained with respect to the employees of Seller, including, but not limited to, group health and accident coverage and vacation and sick pay policies, and all contracts and understandings with employees, whether written or oral. All such programs, plans, contracts and understandings are in full force and effect without default, except as set forth on Schedule
                                                                     --------
3.2(e)(iv), as of the Closing, Seller will have no severance pay or employee
----------
benefit obligations of any nature to its employees other than pursuant to those policies, programs and plans described in Schedule 3.2(e)(iv). Since April 7,
                                          -------------------
2000, Seller is not subject to assessment or imposition of any liability or penalty arising under the Employment Retirement Income Security Act of 1974 or the related provisions of the Internal Revenue Code of 1986 and have not acted or failed to act in a manner that would give rise to any such liability or penalty, except as set forth on Schedule 3.2(e)(iv).
         -------------------

          (v) Seller has not received any notice that the conduct of the Business has resulted in an alleged infringement or unlawful or improper use of any copyrights, trademarks, trade names, domain names, websites, patents or other similar rights owned or alleged to be owned by others, except as set forth on Schedule 3.2(e)(v). No partner, officer or employee of Seller has any
   ------------------
interest in any of the copyrights, trademarks, trade names, domain names, websites, patents or other similar rights included in the Purchased Assets. Seller has not granted any outstanding licenses or other rights to any of the copyrights, trademarks, trade names, domain names, websites, patents or other similar rights included in the Purchased Assets, and Seller has no Knowledge of any infringement by any third party of any such asset or right.

          (vi) Environmental --

                    (A) Except as set forth on Schedule 3.2(e)(vi) attached
                                               -------------------
               hereto and except as disclosed to Reed Rubenstein, Esq., Buyer's attorney, during a telephone interview of Ellen Gordon and John Walters on April 16, 2001 (the "Interview Disclosure"), no
                                               --------------------
               Hazardous Substances (as defined below) have been:

                         (1) disposed of or otherwise released from any real
                    property utilized by Seller (collectively, the "Business
                                                                    --------
                    Properties" and individually, a "Business Property") by
                    ----------                       -----------------
                    Seller or any other person; or

                         (2) are present on, over, beneath, in or upon a
                    Business Property or any portion thereof, or in any items of equipment or other personal property located thereon or upon any adjacent parcels of real estate. No prior use by Seller or any prior occupant or owner of any Business Property, or any other person, has occurred on any Business Property which violates any "Applicable Environmental Laws" as defined below. The terms "Hazardous Substance", "release", "solid waste" and "disposal" (or "disposed") each shall have the broadest meanings specified in the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act and any other federal, state or local law, ordinance, code, rule, regulation, order or decree relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste or material, as now in effect (the "Applicable Environmental Laws").
                     -----------------------------

                    (B) Except as set forth on Schedule 3.2(e)(vi) attached
                                               -------------------
               hereto and except for the Interview Disclosure, Seller has not, and does not, know of any other person or entity which has stored, treated, recycled, disposed of or otherwise located on or adjacent to a Business Property any Hazardous Substance, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

                    (C) Except as set forth on Schedule 3.2(e)(vi) attached
                                               -------------------
               hereto and except for the Interview Disclosure, there has been no litigation, claim or action brought or threatened by or against Seller, or against any other person or entity, nor any settlement reached of any claim against Seller or any other person or entity, which litigation or claims alleges the presence, disposal, release or threatened release of any Hazardous Substances from the use, operation or ownership of any Business Property.

                    (D) Except as set forth on Schedule 3.2(e)(vi) attached
                                               -------------------
               hereto and except for the Interview Disclosure, none of the Business Properties are on any federal or state "Superfund" list or Liability Information System ("CERCLIS") list or any state
                                                  -------
               environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related liens.

         (vii) No representation or warranty of Seller in this Section 3.2(e)
                                                               --------------
contains any untrue statement of a material fact, or fails to state a material fact necessary to make the statements contained in this Section 3.2(e), not
                                                        ---------------
misleading.

                                  ARTICLE IV

                     OVERBID AND COURT APPROVAL COVENANTS

4.1. 363 Motion.  No later than three Business Days following the date hereof,
     ----------
Seller shall file a motion (the "363 Motion") to obtain from the Court (a) on an
                                 ----------
expedited basis, a bidding procedures order (the "Bidding Procedures Order") in
                                                  ------------------------
form and substance reasonably acceptable to Buyer, providing, among other things, for sale/auction procedures, including minimum overbid requirements, (b) approval of the transactions contemplated hereby, and (c) providing that the Break-Up Fee (as hereinafter defined) shall be payable as set forth in Section
                                                                       -------
4.2(a). Seller shall file the 363 Motion and shall seek entry of the Bidding
------
Procedures Order even if Seller receives an overbid prior to the hearing on the 363 Motion.

4.2. Overbid Requirements.
     --------------------

     (a) Fee.  The Bidding Procedures Order will provide, among other things,
         ---
that, provided that Buyer otherwise was ready, willing and able to timely close the transactions contemplated hereunder, in the event all or any of the Purchased Assets are sold to a third party and Buyer did not default on its obligations under this Agreement, Buyer will be entitled to a break-up fee (the "Break-Up Fee") of $450,000, which obligation shall constitute an allowed claim
 ------------
against Seller under Sections 503 and 507(a) of the Bankruptcy Code and chargeable against and payable from the proceeds of a sale of all or any Purchased Assets. Such amount will be paid to Buyer on the earlier of (i) the consummation of one or more transactions involving the sale of all or any of the Purchased Assets (such amount to be paid out of and from the proceeds of such sale) and (ii) the confirmation of a plan of reorganization for Seller. So long as Seller complies with the terms of this Agreement on overbidding and with the terms of the Court order on overbidding, the Break-Up Fee when paid will satisfy in full any obligations of Seller or its affiliates to Buyer in connection with the transactions contemplated hereby.

     (b) Overbid.  In addition, the Bidding Procedures Order will provide
         -------
minimum overbid requirements of (i) $450,000 over $12,650,000 for the initial bid and (ii) $100,000 over the then-highest bid for any additional bids. The Bidding Procedures Order also will provide that, for the purpose of determining which bid is the highest and best offer, an amount equal to the Break-Up Fee shall be added to Buyer's bid. Other auction requirements to be reasonably approved by Buyer in advance of the filing of the 363 Motion shall include (i) requirements regarding the ability of any potential bidders to consummate an alternative transaction, (ii) the nonexistence of financing and due diligence conditions, (iii) the requirement that all competing bids be on terms and conditions substantially similar to the terms and conditions set forth in this Agreement (except that such bid may include a provision that such overbidder will assume any collective bargaining agreement involving Seller) and (iv) that Buyer's bid shall be deemed null and void upon the acceptance of an alternative bid. The Bidding Procedures Order shall also incorporate the provisions of
Section 5.3 (regarding non-solicitation).
-----------

4.3. Court Approval.  Buyer's and Seller's obligations to consummate the Closing
     --------------
will be conditioned upon (a) the entry by the Court of an order (the "Sale
                                                                      ----
Order") in form and substance reasonably acceptable to Buyer approving the transactions contemplated hereby (including the assumption of the Assigned Contracts and sale of such Assigned Contracts to Buyer upon the payment by Buyer of amounts determined by the Court to be necessary to cure any and all defaults under the Assigned Contracts (but subject to the provisions of Section 1.3)),
                                                               -----------
finding that notice of the hearing concerning approval of the transactions contemplated hereunder was given in accordance with the Bankruptcy Code and constitutes such notice as is appropriate under the particular circumstances under the Bankruptcy Code and in accordance with any other Law, that Seller has the legal right and capacity to convey all the right, title and interest of Seller in and to the Purchased Assets, that Seller has good and marketable title to all Purchased Assets (real, personal and mixed, tangible and intangible) and that Buyer is a good faith Buyer entitled to the protections afforded by Bankruptcy Code Section 363(m), and providing for the sale of the Purchased Assets free and clear of all Liens, other than the Assumed Liabilities and any other liabilities assumed by Buyer under this Agreement, with such Liens to attach to the consideration to be received by Seller in the same priority and subject to the same defenses and avoidability, if any, as before the Closing, and (b) the passage of 11 days without any stay of the Sale Order or any injunction against the performance of the parties' obligations hereunder; provided that Buyer in its sole discretion may elect to waive the condition specified in this clause (b) and proceed to the Closing before the passage of 11 days.

4.4. Cooperation. Buyer shall cooperate with Seller in furnishing to the Court
     -----------
evidence of adequate assurance by Buyer of its future performance under the Assigned Contracts and evidence that Buyer otherwise has the financial wherewithal to timely close the transactions contemplated by this Agreement. Specifically, on or before the date of the Court's entry of Bidding Procedures Order, Buyer shall provide such evidence of adequate assurance by way of an affidavit. In addition, Buyer shall cooperate with Seller in Seller's efforts to obtain the approval of the Bidding Procedures Order and the Sale Order.

                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

5.1. Operation in the Ordinary Course of Business.  Except as contemplated by
     --------------------------------------------
this Agreement, and except with respect to the items disclosed in Schedule
                                                                  --------
3.2(e)(iv), during the period from the date hereof to the Closing Date, Seller
----------
will conduct the Business according to the ordinary and usual course of business consistent with past practice, but in any event subject to the supervision of Matthews and consistent with Matthews' policies and subject to the restrictions imposed upon Seller by the Court, the Bankruptcy Code, the rules promulgated or adopted under the Bankruptcy Code, and other applicable Laws. Specifically, Seller agrees that the Business shall not incur or expend any amount of any consequence, unless same is contemplated by the budget approved in the Cash Collateral Order (as defined below) or unless same is in the ordinary course of business. In respect of amounts not covered by either of the categories identified in the preceding sentence, same may be expended only if Seller shall have notified Buyer of the proposed expense in writing no later than the time Seller has provided notice thereof to its creditors or to the Court and Buyer shall have approved the expense; provided, if Buyer failed to notify Seller in writing of Buyer's objection to such proposed expense by the later of 5:00 p.m. Eastern time on the Business Day following the day Buyer received Seller's notice or the time that any other person has to approve such expenditure, then Buyer shall be deemed to have approved such expense. Buyer agrees not to unreasonably object to proposed expenses. In addition:

     (a) Access.  Buyer and its authorized representatives, upon reasonable
         ------
prior notice to Seller, shall have reasonable access during normal business hours to Seller's business and to Seller's employees and may examine all operations, equipment, properties and other assets, logs, books, relevant records, contracts and documents of Seller pertinent to the Purchased Assets; provided, that in each instance, mutually satisfactory arrangements shall be made in advance in order to avoid interruption and interference with Seller's operation of its business.

     (b) Operations in the Regular Course.  Until the Closing, Seller shall:
         --------------------------------

         (i) except as otherwise required, authorized or restricted pursuant to an order of the Court (including without limitation orders pertaining to the use of cash collateral (the "Cash Collateral Order") and Seller's debtor-in-
                             ---------------------
possession financing (the "DIP Financing Order")), pay all Seller's post-
                           -------------------
petition obligations in a timely manner;

         (ii) exercise reasonable best efforts to maintain the integrity and reputation of the Purchased Assets provided Buyer acknowledges that Seller has no control over the Interim Changes;

         (iii) except in the ordinary course of business and as required to maintain the Purchased Assets, and refrain from making any additions, alterations or other changes to any tangible Purchased Asset in excess of $10,000 per item unless Seller shall have received the consent thereto of Buyer;

          (iv) keep its books and accounts, records and files in the ordinary course of business consistent with past practices;

          (v) provide to Buyer, promptly upon receipt thereof by Seller, a copy of any notice from any governmental authority of the revocation, suspension or limitation of the rights under, or of any proceeding for the revocation, suspension or limitation of the rights under (or that such authority intends in the future, to revoke, suspend or limit the rights under) any material license; and

          (vi) promptly notify Buyer in writing upon learning of the institution of any material action against Seller with respect to the Purchased Assets in any court, or any action against Seller with respect to the Purchased Assets before any governmental agency, and upon receipt of any administrative or court order relating to the Purchased Assets.

     (c)  Transfers, Termination and Renewals Pending Closing.  Other than in
          ---------------------------------------------------
the ordinary course of business, Seller shall not sell, transfer, assign, convey, dispose of, mortgage, hypothecate or otherwise encumber any of the Purchased Assets. Seller shall not amend, terminate or renew any of the Assigned Contracts (other than the Rental Contracts), including any renewal or termination resulting from Seller's failure to provide, after the date of this Agreement, timely notice of non-renewal or termination as required by the terms of any of the Assigned Contracts (other than the Rental Contracts) unless Seller shall have furnished prior written notice thereof to Buyer and Buyer has consented thereto.

     (d)  Maintenance.  To the extent permitted by the Cash Collateral Order,
          -----------
the DIP Financing Order, and other court orders and Laws applicable to Seller, Seller shall, at its sole cost and expense, use its reasonable best efforts to maintain and repair the tangible Purchased Assets so that they remain in the condition they were in as of the date hereof (reasonable wear and tear excepted), in a manner consistent with Four Star' past practices since January 15, 2001.

     (e)  No Default.  Seller shall not do any act or omit to do any act that
          ----------
would have a material adverse effect on the Purchased Assets, provided Buyer acknowledges that Seller shall have no control over the Interim Changes.

     (f)  Compliance with Laws. Seller shall use its reasonable best efforts
          --------------------
comply in all material respects with all applicable Laws as may be required for the valid and effective transfer of the Purchased Assets as contemplated by this Agreement, except with respect to the items disclosed in Schedule 3.2(e)(iv).
                                                         -------------------

     (g)  Further Actions.  Seller will use its reasonable best efforts to:
          ---------------

          (i) maintain insurance upon all of the tangible Purchased Assets which are of an insurable character insured by financially sound and reputable insurers against such hazards, risks and liabilities in amounts and of such kinds customarily insured against by businesses involved in the ownership and operation of the Business; and

          (ii) without the prior written consent of Buyer, not increase the rates of direct or bonus compensation payable or to become payable to any of its employees, except in accordance with the existing terms of contracts entered into or policies in effect prior to the date of this Agreement.

5.2. Regulatory Consents, Authorizations, etc.  In addition to the provisions of
     -----------------------------------------
Article IV, each party hereto will use its reasonable best efforts to obtain all
----------
Consents of, and make all filings and registrations with, any Governmental Entity or any other person required for or in connection with the consummation of the transactions contemplated hereby and will cooperate fully with the other parties in assisting them to obtain such approvals and to make such filings and registrations. No party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

5.3. Expenses.  Each party agrees to pay all of its own fees, costs and expenses
     --------
(including, without limitation, those of advisors, financial advisors, lawyers or accountants) incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby. Nothing in the preceding sentence shall affect any party's rights to obtain collection and litigation costs (including attorneys' fees) pursuant to Section 9.3. Seller represents and warrants that, except for
            -----------
Imperial Capital, LLC, no broker or finder is entitled to any financial advisory, brokerage or finder's fee from Seller in connection with the transactions contemplated hereby. Seller shall be solely responsible and shall hold Buyer harmless from any claim for any broker's success or similar fee payable to Imperial Capital, LLC with respect to the transaction contemplated by this Agreement. Buyer represents and warrants that no broker or finder is entitled to any financial advisory, brokerage or finder's fee from Buyer in connection with the transactions contemplated hereby. Buyer shall be solely responsible and shall hold Seller harmless from any claim for any broker's success or similar fee payable to or claimed by any person due to Buyer's actions with respect to the transaction contemplated by this Agreement.

5.4. Confidentiality.
     ---------------

     (a) Prior Agreement.  Prior to the Closing, the parties' confidentiality
         ---------------
and non-use obligations are pursuant to that certain letter agreement between Matthews, Seller and Buyer dated April 16, 2001 (the "Confidentiality
                                                      ---------------
Agreement"), and the provisions of Section 5.5.  The provisions of the
---------                          -----------
Confidentiality Agreement and Section 5.5 shall be read and construed together.
                              -----------

     (b) Seller's Obligations.  From and after the Closing, Seller will hold in
         --------------------
strict confidence, and will not use to the detriment of Buyer any confidential or proprietary information of the Business. Notwithstanding the foregoing, Seller may disclose such information (i) if Seller is required to disclose the same pursuant to proceedings before the Court or pursuant to the Bankruptcy Code, (ii) if Seller is compelled to disclose the same by other judicial or administrative process or by other requirements of Law (but subject to the following provisions of this Section 5.4(b)), (iii) if the same hereafter is in
                             --------------
the public domain through no fault of Seller, or (iv) if the same is later acquired by Seller from another source and Seller is not aware that such source is under an obligation to another person to keep such information confidential. If Seller is requested or required as described in Section 5.4(b)(ii) above (by
                                                   ------------------
oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, rule of civil procedure or other similar process) to disclose any such information, Seller shall provide Buyer with prompt written notice of any such request or requirement so that Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of a protective order or other remedy or the receipt of a waiver by Buyer, Seller nonetheless, based on the written advice of counsel, is required to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or penalty, Seller, without liability hereunder, may disclose that portion of such information which such counsel advises Seller it is legally required to disclose.

5.5. Publicity.  Until the Closing Date, each party hereto agrees not to issue
     ---------
any press release or any public statement with respect to the transactions contemplated hereby, except as may be required by Law, in which event such press release or public statement shall be made only after notice to Seller or Buyer, as the case may be.

5.6. Utilities, Rent and Operating Expenses.  Buyer shall bear the cost of all
     --------------------------------------
utilities expenses and operating expenses incurred in the ordinary course of business (including but not limited to rent, telephone, gas and electric expenses) of the Business at the Leased Real Property and any other costs and expenses of Seller under the leases covering the Leased Real Property, for the period beginning on the Closing Date and ending on the 60th day following the Closing Date (i.e., the period set forth in Section 5.15). Seller shall bear
                                            ------------
such costs of the Business through but not including the Closing Date. For any such costs which cannot be specifically identified as accruing on a particular date, such costs shall be allocated between Buyer and Seller in proportion to the number of days in the relevant billing period. The Advance Payment shall be credited against Buyer's obligations under this Section 5.6. Buyer agrees that
                                                -----------
the Estimated Bill is based on estimates and shall not in any manner limit Buyer's obligations under this Section 5.6. In the event the Estimated Bill
                               -----------
exceeds the actual costs, Seller shall promptly repay such excess.

5.7. Purchase Price Allocation.
     -------------------------

     (a) Determination.  Buyer shall reasonably determine the amount of the
         -------------
total consideration transferred by Buyer in exchange for the Purchased Assets, which amount will consist of the Purchase Price plus the amount of the Assumed Liabilities, and will reasonably determine the allocation of such total consideration among the Purchased Assets and Assumed Liabilities in accordance with their relative fair market values in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations
                                                    ----
thereunder and any applicable provisions of any other Law. The allocation of the Purchase Price shall be provided by Buyer no later than 45 days after the Closing Date, and Seller shall communicate any objection to Buyer's allocation within 15 days after receipt of such allocations. The parties shall mutually agree on final allocations of the consideration by no later than 30 days following Seller's receipt of the proposed allocations by Buyer.

     (b) Reporting.  Buyer and Seller agree to act in accordance with the
         ---------
allocations as finally determined pursuant to Section 5.7(a) in any relevant Tax
                                              --------------
returns, including any such Tax returns required to be filed pursuant to Section 1060 of the Code, the regulations promulgated thereunder or any provisions of other Law (including IRS Form 8594), and to cooperate in the preparation of any such Tax returns and to file timely such Tax returns in the manner required by applicable Law.

5.8.  Non-Solicitation.  From the date hereof to the earlier of (a) the approval
      ----------------
of the Bidding Procedures Order and (b) termination of this Agreement pursuant to Section 7.1, Seller shall not solicit for any discussions or negotiations
   -----------
with any party other than Buyer with respect to the transfer of all or substantially all of the Business. Upon approval of the Bidding Procedures Order, any such solicitation, discussion or negotiation shall be in conformity with the terms of the Bidding Procedures Order. The foregoing shall not be construed to prohibit Seller from complying with the requirements of the Bankruptcy Code.

5.9.  Taxes.  Seller and Buyer each shall timely pay and be responsible for one-
      -----
half of all state and local transfer, stamp and sales Taxes due in connection with the transactions contemplated by this Agreement and Buyer shall provide to Seller on Closing a resale certificate, provided Buyer and Seller agree that the parties shall use their reasonable best efforts to obtain a finding from the Court, as part of the Sale Order, that the transactions contemplated by this Agreement are exempt from stamp and similar taxes pursuant to Section 1146(c) of the Bankruptcy Code and, in the event the Court makes such finding, the parties shall proceed on the basis that the transactions are so exempt..

5.10. Post-Closing Records.  From and after the Closing Date, Seller and Buyer
      --------------------
shall use reasonable efforts to afford each other and their respective counsel, accountants and other representatives such access to Records in respect of the Business which, after the Closing, are in the custody or control of the other party and which such party reasonably requires in order to comply with its obligations under Law and to handle third-party claims, including, but not limited to, audits by Tax authorities, or which Buyer reasonably requires to comply with its obligations under the Assumed Liabilities or the Assigned Contracts. Buyer will retain all Records that Buyer may have, if any, relating to the operation of the Business and the Purchased Assets prior to the Closing for a period of 3 years after the Closing Date (or such longer period as may be required by applicable Law) and thereafter shall not discard, destroy or dispose of any such Records without first giving Seller 90 days' advance notice. Seller shall be entitled to inspect any such Records that are being destroyed or disposed of by Buyer and, at its sole option and expense, either make copies of or take possession of any or all such Records.

5.11. Customer Payments.  Seller and Buyer each agree that after the Closing it
      -----------------
will hold and will promptly transfer and deliver to the other, from time to time as and when received, any cash, checks with appropriate endorsements (using best efforts not to convert such checks into cash) or other property that it may receive after the Closing that properly belongs to the other party, and will account to the other for all such receipts. From and after the Closing, Buyer shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Buyer on account of the accounts receivable which are Purchased Assets.

5.12. Four Star Name.  From and after the Closing Date, Seller and its
      --------------
affiliates shall discontinue the use of the Names in any commercial context. Any use for purposes of filings required by applicable Law, including, but not limited to, filings with the Securities and Exchange Commission, or with the Bankruptcy Court, shall not be a breach of the preceding sentence. Promptly following the closing of the Case, Seller shall file appropriate documentation with the Secretary of State of New York to change its name to a name bearing no resemblance to the Four Star or Four Star Stage Lighting name. Seller hereby appoints any officer of Buyer as its attorney-in-fact to effectuate such filings if same are not made by Seller.

5.13. Insurance Claim.  For the period of 90 days following the Closing Date,
      ---------------
Seller shall use commercially reasonable efforts to submit and prosecute claims under Seller's property damage (and NOT liability) insurance policies or insurance contracts for any property damage or loss to any Purchased Assets, on the condition that: (a) Buyer shall provide to Seller evidence reasonably acceptable to Seller that the property which suffered such damage or loss is a Purchased Asset and that such damage or loss occurred between April 7, 2000 and the Closing Date and has not previously been reimbursed; (b) the assignment and sale of insurance claims or coverage provided for under Section 1.2(a)(xiv) are
                                                        -------------------
not effective to permit Buyer to submit and prosecute such claims on its own; and (c) Buyer shall provide all staffing and resources (including any reasonable out-of-pocket costs (such as reasonable attorneys' fees) of Seller) necessary for the submission or prosecution of such claims. Any insurance proceeds received by Seller in respect of such claims shall be turned over to Buyer (it being understood that any deductible required under the insurance policy or insurance contract shall be absorbed by Buyer). Further, Buyer acknowledges and agrees that Seller shall not have any obligation to turn over any insurance proceeds, or submit any claims, that are not related to property damage coverage.

5.14. Uninsured Loss.  Following the Closing, Seller shall pay to Buyer an
      --------------
amount equal to the actual out-of-pocket costs to Buyer to repair or replace a tangible Purchased Asset that is described below in this Section 5.14. Seller's
                                                         ------------
obligation to pay such amount is conditioned on Buyer providing evidence reasonably acceptable to Seller that: (a) a loss or damage had occurred to property that is a tangible Purchased Asset and such loss or damage occurred at some time between March 1, 2001 and the Closing Date; (b) the amount to be paid by Seller is an amount that, to the extent the loss or damage is due to the theft or intentional destruction committed by one or more employees of Seller, such amount is not covered by insurance policies or insurance contracts carried by Seller prior to the Closing Date or by insurance policies or insurance contracts carried by Buyer; and (c) the costs which Buyer asserts are required to repair, or replace (if applicable), the lost or damaged item are at prevailing industry rates and such asserted costs are for services or products which Buyer's employees cannot provide (i.e. that such costs are truly out-of-pocket costs to Buyer). Any amounts so paid by Seller shall be a reduction of the Purchase Price. Anything in this Section 5.14 to the contrary
                                     ------- ----
notwithstanding, Seller's obligations under this Section 5.14 shall not be
                                                 ------------
construed in any manner as a modification to the  provisions of Section
                                                                -------
3.2(e)(ii).
----------

5.15. Removal of Purchased Assets.  Seller agrees not to terminate its real
      ---------------------------
estate lease for the Leased Real Property or its real estate lease for the property located at 718 South Fulton, New York, New York (the "Fulton Property")
                                                               ---------------
for a period of sixty days following the Closing Date and shall permit Buyer access, during normal business hours, to the Leased Real Property and the Fulton Property during such sixty-day period to remove the Purchased Assets. Buyer shall have full responsibility to the landlords for the Leased Real Property for any failure to remove any Purchased Asset from any of those premises, and to Seller as well as the landlords for the Leased Real Property for any damage or loss caused by Buyer in connection with Buyer's removal of any Purchased Asset from those premises or access to those premises (including, but not limited to, Buyer's removal of any fixture or improvement at the Leased Real Property that prior to the Closing was not owned by Seller, and any repair to the premises necessitated by Buyer's removal of any fixtures or improvements from the Leased Real Property).

5.16.  No Individual Liability.  Buyer agrees that nothing in this Agreement
       -----------------------
will impose or lead to personal liability on the part of Ellen Gordon, John Walters or Crossroads LLC, whether due to the representations and warranties made in Section 3.2(e) or otherwise. Buyer acknowledges that its agreement is
        --------------
with Seller and any recourse it has with respect to any default by Seller under this Agreement is against Seller and not against Ellen Gordon, John Walters or Crossroads LLC.

                                   ARTICLE VI

                           CONDITIONS TO THE CLOSING

6.1.   Conditions to the Closing Relating to Buyer.  Consummation of the
       -------------------------------------------
transactions contemplated hereby is subject to the fulfillment to the reasonable satisfaction of Buyer, prior to or at the Closing Date, of each of the following conditions:

       (a)  Mutually Required Consents.
            --------------------------

            (i)  The conditions set forth in Section 4.3 shall have been
                                             -----------
satisfied; and

            (ii) On the Closing Date, no injunctions or restraining orders shall be in effect prohibiting the transactions contemplated hereby.

       (b)  Seller's Consents.   All Consents of and filings and registrations
            -----------------
with any Governmental Entity (other than those set forth in Section 4.3) or any
                                                            -----------
other person which Seller must obtain shall have been obtained or made on or prior to the Closing Date.

       (c)  Seller's Representations.    The representations and warranties of
            ------------------------
Seller contained in this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made at and as of the Closing Date (provided that with respect to the representation and warranty set forth in Section 3.2(e)(i)(C), Buyer shall have the obligation to
                      --------------------
close despite Seller's inability to make such representation or warranty for the period between the date of this Agreement and the Closing Date, unless there shall be a MAC as hereinafter defined); and Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

       (d)  Material Adverse Change.  No MAC shall have occurred with respect to
            -----------------------
the Purchased Assets. For purposes of this Agreement, a "MAC" shall mean a loss,
                                                         ---
damage or destruction (net of insurance recoveries) to the tangible Purchased Assets having an aggregate fair market value of $500,000 or more that occurs at any time between March 22, 2001 and the Closing Date and that is not covered by Seller's insurance.

6.2. Conditions to the Closing Related to Seller.  Consummation of the
     -------------------------------------------
transactions contemplated hereby is subject to the fulfillment to the reasonable satisfaction of Seller, prior to or at the Closing Date, of each of the following conditions:

     (a)  Both Parties' Consents.
          ----------------------

          (i)  The conditions set forth in Section 4.3 shall have been
                                           -----------
satisfied; and

          (ii) On the Closing Date, no injunctions or restraining orders shall be in effect prohibiting the transactions contemplated hereby.

     (b)  Seller's Consents.  All Consents of and filings and registrations with
          -----------------
any Governmental Entity (other than those set forth in Section 4.3) or any other
                                                       -----------
person which Seller must obtain shall have been obtained or made on or prior to the Closing Date.

     (c)  Buyer's Consents.  All Consents of and filings and registrations with
          ----------------
any Governmental Entity (other than those set forth in Section 4.3) or any other
                                                       -----------
person which Buyer must obtain shall have been obtained or made on or prior to the Closing Date.

     (d)  Buyer's Representations.  The representations and warranties of Buyer
          -----------------------
contained in this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made at and as of the Closing Date; and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

     (e)  Cure Finding.  The Court shall not have made a finding in the Sale
          ------------
Order that more than $130,000 are required to cure defaults under the Assigned Contracts.

                                  ARTICLE VII

                                  TERMINATION

7.1. Termination.  This Agreement shall be terminated upon the occurrence of any
     -----------
of the following (unless Buyer and Seller jointly agree in writing to extend any deadline specified herein):

     (a) at Buyer's election, if Seller shall not have filed the 363 Motion on or before April 20, 2001;

     (b) if the Court shall not have approved the Bidding Procedures Order on or before May 3, 2001;

     (c) if the Court shall not have approved the Sale Order on or before May 18, 2001;

     (d)  at Seller's election, if any of the conditions set forth in Section
                                                                      -------
6.2(c) or (d) shall not have been complied with or performed and such
------    ---
noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Buyer on or before the Outside Date;

     (e)  at Buyer's election, if any of the conditions set forth in Section
                                                                     -------
6.1(b) or (c) shall not have been complied with or performed and such
------    ---
noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller on or before the Outside Date;

     (f)  at Buyer's election if there has been a MAC;

     (g) by either Seller or Buyer, if there has been a material breach hereof on the part of the other party hereto;

     (h)  by the mutual written agreement of Buyer and Seller;

     (i) if Buyer is not the winning bidder in the bidding conducted pursuant to the Bidding Procedures Order (provided Section 4.2(a) shall survive until the
                                          --------------
break-up fee has been paid to Buyer pursuant to the provisions of Section
                                                                  -------
4.2(a)); and
-------

     (j) at Seller's election, if the Sale Order includes a finding that more than $130,000 are required to cure defaults under the Assigned Contracts and Buyer shall not have delivered notice to Seller of Buyer's election to be responsible for amounts in excess of $130,000, as set forth in Section 1.3(d).
                                                               --------------

7.2. Effects of Termination.  In the event of the termination of this Agreement,
     ----------------------
the parties' obligations hereunder shall terminate, and no party hereto shall have any liability to the other party hereto or their respective stockholders or directors or officers in respect of this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination and except that the terms of the Confidentiality Agreement and of Sections 5.3, 5.4(a), 7.3 and 9.3 and, if applicable, Section 4.2(a), shall
   ------------  ------  ---     ---                     --------------
continue in full force and effect.

7.3. Deposit Refund.  In the event of the termination of this Agreement, the
     --------------
Deposit shall be refunded to Buyer if: (a) this Agreement shall have been terminated by Buyer pursuant to Seller's breach as set forth in Section 7.1(a)
                                                                --------------
or (g); (b) this Agreement shall have been terminated by Buyer due to the
   ---
closing conditions set forth in Section 6.1(a) not having occurred on or before
                                --------------
the Outside Date; (c) this Agreement shall have been terminated by Buyer pursuant to Section 7.1(b), (c), (e) or (f); (d) this Agreement shall have been
            ------- ------  ---  ---    ---
terminated pursuant to Section 7.1(h); (e) this Agreement shall have been
                       --------------
terminated by Seller pursuant to Section 7.1(j); or (f) termination of this
                                 --------------
Agreement is due to Buyer not being the winning bidder in the bidding conducted pursuant to the Bidding Procedures Order. IN ANY OTHER CIRCUMSTANCE, THE DEPOSIT SHALL NOT BE REFUNDABLE TO BUYER AND SHALL BE RETAINED BY SELLER, AS SUCH DEPOSIT SHALL CONSTITUTE LIQUIDATED DAMAGES FOR AND SHALL DISCHARGE BUYER FROM ANY AND ALL LIABILITY AND ANY OTHER DAMAGES OR CLAIMS WHICH SELLER MAY HAVE AGAINST BUYER PURSUANT TO THE PROVISIONS OF THIS AGREEMENT. If the Deposit is to be refunded to Buyer due to the failure of the Court to approve the Bidding Procedures Order on or before May 3, 2001, Buyer and Seller shall cause their respective designated signatories to release the

Deposit to Buyer. If the Deposit is to be refunded to Buyer after the Bidding Procedures Order has been approved and Seller's designee shall have become the sole signatory on the Bank Account, Seller shall cause its designated signatory to release the Deposit to Buyer.


                                  ARTICLE VIII

                                   INDEMNITY

8.1. Survival of Representations and Warranties.  The parties' representations
     ------------------------------------------
and warranties shall survive the Closing until the expiration of the applicable statutes of limitations. Any claim for indemnification of which notice has been given by Buyer or Seller pursuant to Section 8.3 at or prior to the expiration
                                     -----------
of the applicable period shall continue to be subject to indemnification provided for in Section 8.2 notwithstanding the expiration of such period.
                -----------

8.2. Indemnity.
     ---------

     (a)  Indemnification by Seller.  Seller agrees to indemnify Buyer and its
          -------------------------
respective officers, directors, employees and agents (individually, a "Buyer
                                                                       -----
Indemnified Party"), for any and all claims, demands, losses, costs, charges,
-----------------
expenses, obligations, liabilities, actions, suits, damages, judgments and deficiencies, including interest and penalties, reasonable counsel's fees and all reasonable amounts paid in settlement of any claim, action, or suit (collectively referred to as "Losses") which may be sustained, suffered or
                              ------
incurred, whether pursuant to a claim asserted by a third-party or otherwise, by a Buyer Indemnified Party and arising out of or by reason of:

          (i) any breach of any representation or warranty made by Seller in this Agreement;

          (ii) any breach of any covenant or undertaking of Seller contained in this Agreement.

     Notwithstanding the foregoing, Seller shall not be required to indemnify the Buyer Indemnified Parties with respect to any claim for indemnification under Section 8.2(a)(i), i.e., for breaches of representations or warranties of
      -----------------
Seller, unless and until the aggregate amount of all Losses from such breach or breaches exceeds $250,000, in which case Seller shall be required to indemnify the Buyer Indemnified Parties for the full amount of all Losses in excess of
                                                                ---------
$250,000, up to a maximum amount of $250,000. There are no equivalent limitations for Losses arising out of or relating to breaches of covenants or undertakings.

     (b)  Indemnification by Buyer.  Buyer agrees to indemnify Seller and its
          ------------------------
respective officers, directors, employees and agents (individually, a "Seller
                                                                       ------
Indemnified Party"), for any and all Losses which may be sustained, suffered or
-----------------
incurred by a Seller Indemnified Party and arising out of or by reason of:

          (i) any breach of any representation or warranty made by Buyer in this Agreement; or

          (ii) any breach of any covenant or undertaking of Buyer contained in this Agreement.

     Notwithstanding the foregoing, Buyer shall not be required to indemnify the Seller Indemnified Parties with respect to any claim for indemnification under
Section 8.2(b)(i), i.e., for breaches of representations or warranties of Buyer,
-----------------
unless and until the aggregate amount of all Losses from such breach or breaches exceeds $250,000, in which case Buyer shall be required to indemnify the Seller Indemnified Parties for the full amount of all Losses in excess of $250,000, up
                                                      ---------
to a maximum amount of $250,000. There are no equivalent limitations for Losses arising out of or relating to breaches of covenants or undertakings.

8.3. Indemnification Procedures.  In the case of any claim asserted by a third
     --------------------------
party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the
------------------
party required to provide indemnification (the "Indemnifying Party") as soon as
                                                ------------------
practicable after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any third party claim or any litigation with a third party resulting therefrom; provided, however, that (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), (b) the Indemnified Party may participate in such defense at such Indemnified Party's expense (which shall not be subject to reimbursement hereunder except as provided below), and (c) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually and materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided, however, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand at the sole cost of the Indemnifying Party and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any claim or litigation subject to this Section 8.3 and the records of each shall be
                           -----------
reasonably available to the other with respect to such defense.

8.4. Exclusive Remedy.  Absent fraud, or intentional misconduct or criminal
     ----------------
activity, the indemnifications provided for in this Article VIII shall be the
                                                    ------------
sole and exclusive post-Closing remedies available to any Indemnified Party, subject to the terms herein, against any Indemnifying Party for any claims under or based upon this Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS

9.1. Severability.  If any provision of this Agreement, including any phrase,
     ------------
sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

9.2. Notices.  All notices, requests, demands, approvals, consents, waivers and
     -------       -------
other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (a) delivered personally,
(b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided such transmission is confirmed mechanically.

          (i)  if to Buyer, to:

               Four Star Acquisition Company, LLC
               c/o Kasowitz, Benson, Torres & Friedman LLP
               1633 Broadway
               New York, NY  10019
               Facsimile (212) 506-1800
               Attention:  David Rosner, Esq.
               with a copy to:

               Pepe & Hazard LLP
               30 Jelliff Lane
               Southport, CT 06490
               Facsimile (203) 259-0251
               Attention:  Kathryn D. Fabiani, Esq.

          (ii) if to Seller, to:

               Four Star Lighting, Inc.
               3111 North Kenwood Street
               Burbank, California 91505
               Facsimile: (818) 525-5216
               Attention: Ellen Gordon

               with a copy to:

               Holland & Knight LLP
               633 West Fifth Street, Suite 2100
               Los Angeles, California 90071
               Facsimile:  (213) 896-2450
               Attention: Tasha D. Nguyen, Esq.

or, in each case, at such other address or facsimile number as may be specified in a Notice to the other party hereto. All Notices sent in accordance with this Section shall be deemed effective and given (A) upon delivery if personally delivered, (B) on the third day following deposit in the mail, if mailed, (C) on the next Business Day if sent by next-day or overnight mail or delivery, and (D) on the day of transmission, if sent by facsimile transmission.

9.3. Attorneys' Fees.  If any party hereto initiates any legal action arising
     ---------------
out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith, including, but not limited to, attorneys' fees to enforce any judgment rendered on this Agreement. This attorneys' fees provision shall survive any judgment rendered on this Agreement, and shall not be deemed merged into any such judgment.

9.4. Headings.  The headings contained in this Agreement are for purposes of
     --------
convenience only and shall not affect the meaning or interpretation of this Agreement.

9.5. Entire Agreement.  This Agreement (including the schedules and exhibits
     ----------------
hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

9.6. Counterparts.  This Agreement may be executed (including by facsimile
     ------------
transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

9.7. Governing Law, etc.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS,
     ------------------
INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF. EACH OF SELLER AND BUYER AGREE THAT ANY AND ALL ACTIONS TO INTERPRET OR ENFORCE THE PROVISIONS OF THIS AGREEMENT AND ANY OTHER DOCUMENTS REFERRED TO IN THIS AGREEMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, UNTIL THE CASE

IS CLOSED OR DISMISSED, AND THEREAFTER IN THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK, NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT OR SUCH OTHER DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH OTHER DOCUMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS. EACH OF BUYER AND SELLER HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.2, OR IN SUCH OTHER MANNER AS MAY
                                     -----------
BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

9.8.   Binding Effect.  This Agreement shall be binding upon and inure to the
       --------------
benefit of the parties hereto and their respective heirs, successors and permitted assigns.

9.9.   Assignment.  This Agreement shall not be assignable or otherwise
       ----------
transferable by Buyer or Seller without the prior written consent of the others; provided, however, that from and after the Closing, Seller shall have the right to assign this Agreement to any person (it being understood and agreed that no such assignment by Seller pursuant to this proviso shall relieve Seller of any of its obligations hereunder); and provided, further, Buyer shall have the right to assign the right to receive payment on the Assigned Contracts to a trust or similar entity controlled by Buyer or by an institutional lender lending to Buyer.

9.10.  No Third Party Beneficiaries.  Except as provided in Article VIII with
       ----------------------------                         ------------
respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

9.11.  Amendment; Waivers, etc.  No discharge of this Agreement, and no waiver
       -----------------------
hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No amendment or modification of this Agreement shall be effective unless in a writing executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              FOUR STAR LIGHTING, INC.


                              By /s/ Ellen Gordon
                                 --------------------------------------
                              Name: Ellen Gordon
                              Title: Estate Representative


                              FOUR STAR ACQUISITION COMPANY, LLC



                              By /s/ Stella Morelli
                                 --------------------------------------
                              Name: Stella Morelli
                              Title: Vice President

                                   EXHIBITS

                                                                       Exhibit A
                                                                       ---------

                                Buyer's Release

     This Buyer's Release is being executed and delivered by the undersigned, Production Resource Group, L.L.C., a Delaware limited liability company ("PRG")
                                                                          ---
in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement (the "APA") dated as of April ___, 2001, between Four
                               ---
Star Lighting, Inc., a New York corporation ("Seller"), and Four Star
                                              ------
Acquisition Company, LLC, a Delaware limited liability company ("Buyer").
                                                                 -----

     In further consideration of Seller's promises contained in the APA, and intending to be legally bound hereby and to bind its subsidiaries, successors, agents and assigns, PRG, on behalf of itself and on behalf of its subsidiaries (including, but not limited to, Buyer), hereby releases and further discharges each of Seller, its affiliates and subsidiaries and their respective members, managers, shareholders, advisors, directors, officers, employees, agents, attorneys, successors and assigns (collectively "Matthews Parties") from any and
                                                 ----------------
all claims, demands and causes of action PRG or any of its subsidiaries ever had, now has or hereafter can, shall or may have against the Matthews Parties by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of the execution and delivery of the APA, other than claims arising under the APA and other than claims arising out of (a) that certain settlement agreement between Fourth Phase and Seller relating to certain accounts receivable of Seller and certain accounts receivable of Fourth Phase, and dated March 15, 2001, and (b) agreements and contracts entered into in the ordinary course of business between PRG or one or more of PRG's affiliates and Seller (which generally relate to the rental of equipment and/or the sale of products between the parties).

     This Buyer's Release shall be construed in accordance with and shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof. PRG agrees that any and all actions to interpret or enforce the provisions of this Buyer's release shall be brought in the Court (as such term is defined in the APA), until the Case (as such term is defined in the APA) is closed or dismissed, and thereafter in the courts of the State of New York or the Federal Courts of the United States of America located in New York, New York. In any legal action arising out of or in connection with this Buyer's Release, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith, including, but not limited to, attorneys' fees to enforce any judgment rendered on this Buyer's Release. This attorneys' fees provision shall survive any judgment rendered on this Buyer's Release, and shall not be deemed merged into any such judgment. This Buyer's Release, together with the APA, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. No discharge of this Buyer's Release, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Buyer's Release, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Buyer's Release or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No amendment or modification of this Buyer's Release shall be effective unless in a writing executed by PRG and Seller.

     IN WITNESS WHEREOF, PRG has caused this Buyer's Release to be duly executed as of the __________ day of __________________, 2001.


                              PRODUCTION RESOURCE GROUP, L.L.C.



                              By________________________________
                              Name:
                              Title:

                                                                       Exhibit B
                                                                       ---------

                               Seller's Release

     This Seller's Release is being executed and delivered by the undersigned, Matthews Studio Equipment Group, a California corporation ("Matthews") and Four
                                                            --------
Star Lighting, Inc., a New York corporation ("Seller") in connection with the
                                              ------
consummation of the transactions contemplated by the Asset Purchase Agreement (the "APA") dated as of April ___, 2001, between Seller and Four Star
      ---
Acquisition Company, LLC, a Delaware limited liability company ("Buyer").
                                                                 -----

     In further consideration of Buyer's promises contained in the APA, and intending to be legally bound hereby and to bind its successors, agents and assigns, each of Matthews and Seller hereby releases and further discharges each of Buyer, its affiliates and subsidiaries and their respective members, managers, shareholders, advisors, officers, employees, agents, attorneys, successors and assigns (collectively "PRG Parties") from any and all claims,
                                      -----------
demands and causes of action Matthews and/or Seller ever had, now has or hereafter can, shall or may have against the PRG Parties by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of the execution and delivery of the APA, other than claims arising under the APA and other than claims arising out of (a) that certain settlement agreement between Fourth Phase and Seller relating to certain accounts receivable of Seller and certain accounts receivable of Fourth Phase, and dated March 15, 2001, (b) agreements and contracts entered into in the ordinary course of business between Buyer or one or more of Buyer's affiliates and Seller (which generally relate to the rental of equipment and/or the sale of products between the parties), and (c) the letter agreement dated June 15, 2000 between Matthews, Seller and Production Resource Group, L.L.C. and the letter agreement dated April 16, 2001, between Matthews, Seller and Buyer.

     This Seller's Release shall be construed in accordance with and shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof. Matthews and Seller agree that any and all actions to interpret or enforce the provisions of this Seller's Release shall be brought in the Court (as such term is defined in the APA), until the Case (as such term is defined in the APA) is closed or dismissed, and thereafter in the courts of the State of New York or the Federal Courts of the United States of America located in New York, New York. In any legal action arising out of or in connection with this Seller's Release, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith, including, but not limited to, attorneys' fees to enforce any judgment rendered on this Seller's Release. This attorneys' fees provision shall survive any judgment rendered on this Seller's Release, and shall not be deemed merged into any such judgment. This Seller's Release, together with the APA, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. No discharge of this Seller's Release, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Seller's Release, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Seller's Release or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No amendment or modification of this Seller's Release shall be effective unless in a writing executed by Buyer, Matthews and Seller.

     IN WITNESS WHEREOF, Matthews and Seller have caused this Seller's Release to be duly executed as of the _________ day of _________________, 2001.



                              FOUR STAR LIGHTING, INC.


                              By________________________________
                              Name:  Ellen Gordon
                              Title:  Estate Representative



                              MATTHEWS STUDIO EQUIPMENT GROUP


                              By________________________________
                              Name:  Ellen Gordon
                              Title:  Estate Representative

                                       2